Exhibit 10.11

LY BTI HOLDINGS CORP.

2005 STOCK INCENTIVE PLAN

Section 1. Purpose

LY BTI Holdings Corp. (the “Parent”), a Delaware corporation, the ultimate parent company of Baker Tanks, Inc. (the “Company”), a Delaware corporation, has adopted the LY BTI Holdings Corp. 2005 Stock Incentive Plan (the “Plan”) effective as of the date indicated in Section 11 hereof (the “Effective Date”). The purposes of the Plan are to encourage selected employees, non-employee directors and consultants of the Parent, the Company or any Subsidiary of the Company (which shall be referred to, collectively and individually, as the “Company Group”) to acquire a proprietary interest in the growth and performance of the Company Group and to enhance the ability of the Company Group to attract, retain and reward qualified individuals.

Section 2. Definitions

As used in the Plan, the following terms shall have the meanings set forth below:

(a) “Award” shall mean an Option or grant of Restricted Stock.

(b) “Board” shall mean the Board of Directors of the Parent or any committee established by the Board with the authority to act with respect to the Plan.

(c) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

(d) “Fair Market Value” shall mean, with respect to Shares or other securities, the fair market value of the Shares or other securities determined by such methods or procedures as shall be established from time to time by the Board in good faith or in accordance with applicable law.

(e) “Option” shall mean a non-qualified stock option granted under the Plan.

(f) “Option Agreement” shall mean a written agreement, contract or other instrument or document evidencing an Option granted under the Plan.

(g) “Participant” shall mean an employee, non-employee director or consultant of the Parent, the Company or any Subsidiary who has been granted an Award under the Plan.

(h) “Person” shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization or government or political subdivision thereof.

(i) “Restricted Stock” shall mean any Share granted under Section 7 of the Plan.

(j) “Restricted Stock Agreement” shall mean a written agreement, contract or other instrument or document evidencing Restricted Stock granted under the Plan.

(k) “Shares” shall mean the Common Stock of the Parent, $.01 par value, and such other securities or property as may become the subject of Options pursuant to an adjustment made under Plan Section 4(b).

(l) “Subsidiary” shall have the meaning provided in Code Section 424(f).

Section 3. Administration

(a) Generally. The Plan shall be administered by the Board, unless the power to administer the Plan is designated to the compensation committee of the Board, in which case all references to the Board contained in this Section 3, and in Sections 5, 6 and 7 hereof, shall be to that committee. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Board, may be made at any time, and shall be final, conclusive, and binding upon all Persons, including the Parent, the Company or any Subsidiary, any Participant, any holder or beneficiary of any Award, any stockholder of the Parent and any employee of the Parent and the Company.

(b) Powers. Subject to the terms of the Plan and applicable law, the Board shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Options may be settled or exercised in cash, Shares or other property, or canceled, forfeited, or suspended, and the method or methods by which Options may be settled, exercised, canceled, forfeited, or suspended; (vi) interpret and administer the Plan and any instruments or agreements relating to, or Awards granted under, the Plan; (vii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (viii) make any other determination and take any other action that the Board deems necessary or desirable for the administration of the Plan.

Section 4. Shares Available for Awards

(a) Shares Available. Subject to adjustment as provided in Section 4(b):

(i) Limitation on Number of Shares. The maximum aggregate number of Shares which may be issued pursuant to, or by reason of, Awards shall be 1,846,995. To the extent that an Award granted ceases to remain outstanding by reason of termination of rights granted thereunder, forfeiture or otherwise, the Shares subject to such Award shall again become available for award under the Plan.

(ii) Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares

(b) Adjustments. In the event that the Board shall determine that any change in corporate capitalization, such as an extraordinary dividend or other distribution of Shares, or a corporate transaction, such as a spin-off, recapitalization, merger, consolidation, reorganization or partial or complete liquidation of the Parent and/or the Company or other similar corporate transaction or event, affects the Shares such that an adjustment is determined by the Board to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Board shall, in such manner as it may deem necessary to prevent dilution or enlargement of the benefits or potential benefits intended to be made under the Plan, adjust any or all of (x) the number and type of Shares which thereafter may be made the subject of Awards, (y) the number and type of Shares subject to outstanding Awards, and (z) the grant, purchase, or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award.

Section 5. Eligibility

In determining the individuals to whom Awards shall be granted and the number of Shares to be covered by each Award, the Board shall take into account the nature of his or her duties and present and potential contributions to the success of the Company and such other factors as it shall deem relevant in connection with accomplishing the purposes of the Plan. A Participant who has been granted an Award or Awards, under the Plan may be granted an additional Award or Awards.

Section 6. Options

The Board is hereby authorized to grant Options to Participants upon the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Board shall determine:

(a) Exercise Price. The exercise price per Share purchasable under Options shall be the Fair Market Value of one Share at the time the Option is granted.

(b) Option Term. The term of each Option shall be fixed by the Board but shall not exceed ten (10) years from the date of grant.

(c) Time and Method of Exercise. The Board shall determine the time or times at which the right to exercise an Option may vest, and the method or methods by which, and the form or forms in which, payment of the option price with respect to exercises of such Option may be made or deemed to have been made, which may include cash or such other consideration as deemed appropriate by the Board.

(d) Limits on Transfer of Options. No Option and no right under any such Option, shall be assignable, alienable, saleable or transferable by a Participant otherwise than by will or by the laws of descent and distribution, and such Option, and each right under any such

Option, shall be exercisable during the Participant’s lifetime, only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative. No Option and no right under any such Option, may be pledged, alienated, attached, or otherwise encumbered, and any purported pledge, alienation, attachment, or encumbrance thereof shall be void and unenforceable against the Parent, the Company or any Subsidiary. Notwithstanding the foregoing, the Board may, in its discretion, provide that Options be transferable, without consideration, to immediate family members (i.e., children, grandchildren or spouse), to trusts for the benefit of such immediate family members and to partnerships in which such family members are the only partners. In addition, a Participant may, in the manner established by the Board, designate a beneficiary (which may be a person or a trust) to exercise the rights of the Participant upon the death of the Participant. A beneficiary, guardian, legal representative or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Option Agreement applicable to such Participant, except as otherwise determined by the Board, and to any additional restrictions deemed necessary or appropriate by the Board.

(e) Time Vesting Options to be Granted as of the Effective Date of the Plan. The Board shall grant time-vesting Options on the Effective Date substantially in the form of the Time-Vesting Stock Option Grant Agreement in the form attached as Exhibit III.

(f) Performance Vesting Options to Be Granted as of the Effective Date of the Plan. The Board shall also grant performance-vesting Options on the Effective Date, substantially in the form of the Performance-Vesting Stock Option Grant Agreement in the form attached as Exhibit IV.

Section 7. Restricted Stock

(a) Grant. The Board is hereby authorized to grant Restricted Stock to Participants upon the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Board shall determine. The Board has the authority to determine the Participants to whom Shares of Restricted Stock shall be granted, the number of Shares of Restricted Stock to be granted to each Participant, the duration of the period during which, and the conditions if any, under which, the Restricted Stock may be forfeited to the Parent and the other terms and conditions of such Awards.

(b) Dividends. Dividends paid on any shares of Restricted Stock may be paid directly to the Participant, withheld by the Company subject to vesting of the Restricted Stock pursuant to the terms of the applicable Restricted Stock Agreement or may be reinvested in additional shares of Restricted Stock, as determined by the Board in its sole discretion.

Section 8. Vesting of Awards Upon a Change of Control

Notwithstanding any of the provisions of the Plan or any Option Agreement or Restricted Stock Agreement to the contrary, upon a Change of Control (as defined below) all outstanding Options that have been granted under the Plan shall become fully exercisable, and all restrictions on any shares of Restricted Stock shall lapse and such Awards shall fully vest. Further, the Board, as constituted before such Change of Control, is authorized, and has sole discretion, as to any Option, either at the time such Option is granted hereunder or any time thereafter, to take any one or more of the following actions: (i) provide that the exercise of any such Option shall not require payment of the Exercise Price but shall result in payment to the holder of the Option of an amount of cash equal to the difference between the exercise price and the then Fair Market Value of the Shares covered thereby, and (ii) with the consent of the holder of any Option then outstanding, cause any such Option to be assumed, by the acquiring or surviving corporation, after the Change of Control. The term “Change of Control” shall have the meaning specified in the Management Stockholder’s Agreement identified in Section 12 hereof.

Section 9. Amendment and Termination

Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Option Agreement, Restricted Stock Agreement or in the Plan:

(a) Amendments to the Plan. The Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board, but no amendment without the approval of the stockholders of the Parent shall be made if such amendment would be required under any law or rule of any governmental authority, stock exchange or other self-regulatory organization to which the Parent may then be subject. None of the amendment, suspension or termination of the Plan shall, without the consent of the holder of such Award, adversely alter or impair any rights or obligations under any Award theretofore granted.

(b) Correction of Defects, Omissions, and Inconsistencies. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

Section 10. General Provisions

(a) No Rights to Awards. No Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient.

(b) No_Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Parent, the Company or any Subsidiary. Further, the Parent, the Company or a Subsidiary, as applicable, may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Option Agreement or Restricted Stock Agreement.

(c) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware and applicable Federal law.

(d) Seyerability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Board, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Board, materially altering the intent of the Plan, such provision shall be deemed void, stricken and the remainder of the Plan and any such Award shall remain in full force and effect.

(e) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision hereof.

(f) Tax Withholding. The Parent and the Company are authorized to withhold from any Award granted or any payment relating to an Award under the Plan, including from the exercise of an Option, the minimum amounts of taxes required by law to be withheld in connection with any transaction involving an Award, and to take such other action as the Board may deem advisable to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Shares or other property or cash payments otherwise due to the Participant in respect thereof in satisfaction of a Participant’s tax obligations.

Section 11. Effective Date of the Plan

The Plan will be effective as of the Closing Date (as such term is defined in the Management Stockholder’s Agreement) (the “Effective Date”).

Section 12. Term of the Plan

The Plan shall continue until the earlier of (i) the date on which all Awards issuable hereunder have been issued, (ii) the termination of the Plan by the Board or (iii) the 10th anniversary of the effective date of the Plan. However, unless otherwise expressly provided in the Plan or in an applicable Option Agreement or Restricted Stock Agreement, any Award theretofore granted may extend beyond (and he exercisable after) such date of termination and the authority of the Board to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under any such Award, and the authority of the Board to amend the Plan, shall also extend beyond such date of termination.

Section 13. Management Stockholder’s Agreement

The issuance of any Awards under the Plan, and any Shares issuable upon exercise of Options, may, at the discretion of the Board, be subject to and conditioned upon the Participant receiving such Options or Shares executing, delivering and becoming a party to a Management Stockholder’s Agreement to be entered into by and among the Parent, FTT Holdings, Inc., and each Participant (a “Management Stockholder’s Agreement”), the form of which is attached as Exhibit I.

FIRST AMENDMENT TO

LY BTI HOLDINGS CORP.

2005 STOCK INCENTIVE PLAN

Pursuant to resolutions duly adopted by the Board of Directors (“Board”) of LY BTI Holdings Corp. (the “Company”) on August 15, 2007, and in accordance with Section 9 of the LY BTI Holdings Corp. 2005 Stock Incentive Plan (the “Plan”), the Plan is amended as follows, effective as of the date hereof:

The first sentence of Section 4(a)(i) shall be amended to read in its entirety as follows:

“The maximum aggregate number of Shares which may be issued pursuant to, or by reason of, Awards shall be 2,100,000.”

Except as hereby expressly amended and modified, the terms and provisions of the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the Board has caused this Amendment to be executed by a duly authorized officer of the Company this 15th day of August, 2007.

Lori Forlano Secretary